UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

ZIM CORPORATION

(Exact name of Registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-30432	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

150-150 Isabella Street
Ottawa, Ontario, Canada K1S 1V7

(Address of principal executive offices,
including zip code)

(613) 727-1397

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2006, Mr. Charles Saikaley announced his intention to not be re-elected to the position of Director for ZIM Corporation at the next Annual Meeting of Shareholders to be held on September 21, 2006.

Mr. Saikaley will continue to serve as a Director until the 2006 Annual Meeting.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2006	ZIM CORPORATION (Registrant) By: /s/ Michael Cowpland Michael Cowpland, President and Chief Executive Officer